UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-943-1689

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 25, 2019, Artelo Biosciences, Inc. (the “Company”) sold an aggregate of 1,300,813 units with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock at an exercise price equal to $6.4575 per share (the “Warrants”) pursuant to that certain Underwriting Agreement dated as of June 21, 2019 (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”), as representative for the several underwriters named in Schedule I thereto (the “Underwriters”). In addition, the Company granted the Underwriters a 45-day option to purchase up to 195,121 additional shares of Common Stock, or Warrants, or any combination thereof, to cover over-allotments, if any. The Common Stock and the Warrants were offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-230658), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 1, 2019, as amended, and which became effective on June 20, 2019. The offering price to the public was $6.15 per unit. In addition, simultaneously with the closing of the Offering the Company sold 191,102 Warrants upon the partial exercise of the Underwriters’ over-allotment option. The Company received gross proceeds of approximately $8,000,000, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated Offering expenses. In connection with the Offering described above, the Company issued press releases announcing the pricing and closing of the offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 180 days following June 20, 2019 without the prior written consent of Underwriters.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriters warrants (the “Underwriter’s Warrants”) to purchase up to a total of 104,065 shares of Common Stock (8% of the shares of Common Stock sold in the Offering). The Underwriter’s Warrants are exercisable at $6.765 per share of Common Stock and have a term of three years. Pursuant to the customary FINRA rules, the Underwriter’s Warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the prospectus relating to the offering. A copy of the form of the Underwriter’s Warrant is attached as an Exhibit 4.1 to this report, and is incorporated herein by reference.

In addition, pursuant the Underwriting Agreement, the Company granted Maxim, a right of first refusal, for a period of twelve months from the commencement of sales of this offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at Maxim’s sole and exclusive discretion, for each and every all future public or private equity, equity-linked, or debt (excluding commercial bank debt) financings.

The total expenses of the offering are estimated to be approximately $700,000 which included Maxim’s expenses relating to the offering.

On June 21, 2019, the Company also entered into a Warrant Agency Agreement with Globex Transfer, LLC (“Warrant Agency Agreement”) pursuant to which Globex Transfer, LLC agrees to act as transfer agent with respect to the Warrants. The form of Warrant Agency Agreement was filed as Exhibit 10.17 to the Registration Statement on Form S-1/A filed with the Commission on June 20, 2019, and is incorporated herein by reference.

The form of Underwriting Agreement was filed as Exhibit 1.1 to the Registration Statement on Form S-1/A filed with the Commission on June 20, 2019, and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The provisions of the Underwriting Agreement, Underwriter’s Warrants and Warrant Agency Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the parties to each such document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

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The final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or from the above-mentioned SEC website.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Change with the Secretary of State of Nevada, pursuant to which, effective at 4:18 p.m. Pacific Standard Time on June 20, 2019 (the “Effective Time”), the Company effected a one-for-eight reverse split of its authorized and issued and outstanding Common Stock (the “Reverse Stock Split”). The number of authorized shares of Common Stock was reduced from 150,000,000 to 18,750,000. A copy of the Certificate of Change is attached hereto as Exhibit 3.1.

Reverse Stock Split

As described above, the Company effected a one-for-eight reverse stock split of its Common Stock which became effective at the Effective Time. At the Effective Time, every eight shares of the Company’s authorized and issued and outstanding Common Stock was converted into one authorized and issued and outstanding share of Common Stock. No fractional shares were issued as a result of the reverse stock split. All fractional shares of Common Stock will be paid out by the Company at a price per share determined as of the Effective Time. The new CUSIP number for the Company’s Common Stock following the reverse stock split is 04301G201. Stock certificates with the older pre-split CUSIP number will need to be exchanged for stock certificates with the new CUSIP numbers. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive shares of post-reverse stock split Common Stock. Stockholders who hold shares of Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees. Stockholders who hold shares in certificated form will be sent a transmittal letter by the Company’s transfer agent, containing instructions on how a stockholder may surrender certificates to the transfer agent in exchange for certificates representing post-reverse split shares.

Item 8.01 Other Events.

The Nasdaq Capital Market Listing of the Common Stock and Warrants

In connection with the Offering described above, the Common Stock and the Warrants began trading on the Nasdaq Capital Market on June 21, 2019 under the trading symbols “ARTL” and “ARTLW,” respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Change to the Articles of Incorporation of Artelo Biosciences, Inc.
4.1	Form of Underwriter’s Warrant.
10.1	Form of Warrant Agency Agreement.
99.1	Press release, dated June 21, 2019.
99.2	Press release, dated June 25, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
President & CEO

Date June 25, 2019

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